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                              AMENDED AND RESTATED
                        CONSIDERATION SPLITTING AGREEMENT

         The Consideration Splitting Agreement (the "Agreement"), dated as of the 20th day of September, 1999, by and among, INFINITE TECHNOLGY INFORMATION SERVICES, INC. (the "Company"), MARK DRESNER ("Dresner"), JAMES McGOWAN ("McGowan") and WOLOTSKY ENTERPRISES, INC. ("Wolotsky") (Dresner, McGowan and Wolotsky are referred to herein collectively as the "Company Shareholders"), shall be amended and restated as follows:

         WHEREAS, the Consideration to be delivered by the Parent to the Company Stockholders, pursuant to the Merger Agreement, has been changed from 100,000 shares of Common Stock and $3,500,000, to (i) 350,000 shares of Common Stock,
(ii) a cash payment in the amount of $500,000, and (iii) a note in the amount of $500,000; and

         WHEREAS, the parties desire to amend the provisions of this Agreement as a consequence of the foregoing and the deletion of the initial public offering of Infinite Technology Group as a condition precedent to the Merger.

         NOW, THEREFORE, the Agreement is hereby amended and restated to read as herein set forth in full:

         THIS AGREEMENT, dated as of September 20, 1999, by and among INFINITE TECHNOLOGY INFORMATION SERVICES, INC., a New York corporation with an address at 77 Jericho Turnpike, Mineola, New York 11501 (the "Company"), MARK DRESNER ("Dresner"), JAMES McGOWAN ("McGowan") and WOLOTSKY ENTERPRISES, INC., a Maryland corporation, with an address at 3225 Beret Lane, Silver Spring, MD. 20906 ("Wolotsky") (Dresner, McGowan and Wolotsky are referred to herein collectively as the "Company Shareholders").

         WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger, by and among the Company, Mercury Internet Services, Inc., a New York corporation and wholly owned subsidiary of Parent (the "Purchaser"), and Infinite Technology Group Ltd., a New York corporation (the "Parent") (the "Merger Agreement"), pursuant to which the Company shall be merged with and into the Purchaser; and

         WHEREAS, all of the issued and outstanding shares of stock of any class of the Company consist of One Hundred and Fifty (150) shares of Common Stock, no par value, (the "Issued Company Shares") which are owned one third (1/3) each by the Company Shareholders; and

         WHEREAS, the Company Shareholders have voted a majority of the Issued Company Shares in favor of the approval of the Merger Agreement and the transactions contemplated hereby, including the Merger; and












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         WHEREAS, pursuant to the Merger Agreement the Parent will exchange an aggregate of (i) Three Hundred and Fifty Thousand (350,000) shares of it's Common Stock, $.01 par value per share (the "Shares"), (ii) a cash payment in the amount of Five Hundred Thousand Dollars ($500,000) (the "Funds"), and (iii) a promissory note in the amount of Five Hundred Thousand Dollars ($500,000) (the "Note") (the Funds, Shares and Note shall collectively be referred to herein as the "Consideration"), for the Issued Company Shares.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Company Shareholders agree as follows:

1.       PURCHASE AND SALE OF THE ISSUED COMPANY SHARES.

         1.1 The Company Shareholders agree that, at the time of the Merger, the Consideration to be received from the Parent shall be distributed as follows:

                  (a) the Fifty (50) Issued Company Shares owned by Dresner shall, by virtue of the Merger, be exchanged for 150,000 of the Shares;

                  (b) the Fifty (50) Issued Company Shares owned by McGowan shall, by virtue of the Merger, be exchanged for 150,000 of the Shares;

                  (c) the Fifty (50) Issued Company Shares owned by Wolotsky shall, by virtue of the Merger, be exchanged for (i) 50,000 of the Shares, (ii) the Funds, to be paid $200,000 upon consummation of the Merger, and $100,000 on each of June 30, 2000, September 30, 2000 and December 31, 2000, and (iii) the Note, which is payable on December 31, 2001, subject to mandatory prepayment if the Parent closes on a public offering generating at least $10 million prior to that date.

2.       MISCELLANEOUS

         2.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter hereof.

         2.2 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

         2.3 Section and Other Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.











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         IN WITNESS WHEREOF, the undersigned have executed this Amended and
Restated Consideration Splitting Agreement as of the 28th day of February, 2000.


                                       INFINITE TECHNOLOGY INFORMATION
                                       SERVICES, INC.


                                       By: /s/ Mark Dresner
                                           _____________________________________
                                           Name:  Mark Dresner
                                           Title: President


                                       WOLOTSKY ENTERPRISES, INC.


                                       By: /s/ Paul Wolotsky
                                           _____________________________________
                                           Name: Paul Wolotsky
                                           Title: President


                                       /s/ Mark Dresner
                                       _________________________________________
                                       Mark Dresner


                                       /s/ James McGowan
                                       _________________________________________
                                       James McGowan